EXHIBIT 10.1
LIMITED WAIVER AND AMENDMENT NO. 6 TO SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
THIS LIMITED WAIVER AND AMENDMENT NO. 6 TO SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this “Agreement”) is entered into as of the 27th day of July, 2011, by and among (a) REAL MEX RESTAURANTS, INC., formerly known as Acapulco Acquisition Corp., a Delaware corporation (“Real Mex”), ACAPULCO RESTAURANTS, INC., a Delaware corporation (“ARI”), EL TORITO FRANCHISING COMPANY, a Delaware corporation (“ETFI”), EL TORITO RESTAURANTS, INC., a Delaware corporation (“ETRI”), TARV, INC., a California corporation (“TARV”), ACAPULCO RESTAURANT OF VENTURA, INC., a California corporation (“ARV”), ACAPULCO RESTAURANT OF WESTWOOD, INC., a California corporation (“ARW”), ACAPULCO MARK CORP., a Delaware corporation (“AMC”), MURRAY PACIFIC, a California corporation (“MP”), ALA DESIGN, INC., a California corporation (“ALAD”), REAL MEX FOODS, INC., formerly known as ALA Foods, Inc., a California corporation (“RMF”), ACAPULCO RESTAURANT OF DOWNEY, INC., a California corporation (“ARD”), ACAPULCO RESTAURANT OF MORENO VALLEY, INC., a California corporation (“AMV”), EL PASO CANTINA, INC., a California corporation (“EPC”), CKR ACQUISITION CORP., a Delaware corporation (“CKR”), CHEVYS RESTAURANTS, LLC, a Delaware limited liability company (“Chevys”; and collectively with Real Mex, ARI, ETFI, ETRI, TARV, ARV, ARW, AMC, MP, ALAD, RMF, ARD, AMV, EPC and CKR, the “Borrowers”), (b) the lending institutions party hereto as Lenders, and (c) GENERAL ELECTRIC CAPITAL CORPORATION as agent and administrative agent (the “Agent”) for itself and such lending institutions.
RECITALS
WHEREAS, the Borrowers, Lenders, and Agent entered into a Second Amended and Restated Revolving Credit Agreement, dated as of January 29, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; unless otherwise defined herein, capitalized terms used herein that are not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement);
WHEREAS, Borrowers have requested that the Agent and the Lenders amend certain provisions of the Credit Agreement and waive certain breaches or violations and certain Defaults and Events of Default under the Credit Agreement, all as set forth in this Agreement;
WHEREAS, the Agent and Lenders agree to such amendments and waivers upon the terms and subject to conditions set forth herein; and
WHEREAS, contemporaneously with the execution and delivery of this Agreement, the 2009 Indenture is being waived and amended as provided in a supplemental indenture, in the form attached hereto as Annex A (the “Indenture Amendment”).

NOW THEREFORE, in consideration of the premises and the mutual agreements set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1. Definitions in Credit Agreement; etc. Unless otherwise defined herein, terms defined in or by reference to the Credit Agreement (as from time to time amended) are used herein as therein defined.
2. Limited Waiver and Consent. The Agent and the Lenders hereby:
(a) waive any breach or violation of the Credit Agreement described on Annex B hereto (and any resulting Default or Event of Default) and the Events of Defaults described on Annex B hereto;
(b) waive requirements of §13.5 solely during the period from and including the Amendment No. 6 Date through (but excluding) November 15, 2011; and
(c) notwithstanding anything to the contrary in the Credit Agreement, consent to the execution and delivery of, and the payment of the fees, costs and expenses due and payable to the lenders, agents and trustees (and their respective counsel) expressly contemplated in, (i) the Last-Out Participation Purchase Agreement, (ii) waiver and amendment to 2009 Parent Debt Documents described in paragraph (i) of Annex C hereto (the “2011 Parent Debt Document Amendment”) (iii) waiver and amendment to the Second A&R Unsecured Credit Agreement described in paragraph (ii) of Annex C hereto (the “2011 Second A&R Unsecured Credit Agreement Amendment”) and (iv) the Indenture Amendment;
provided, that the waivers and consents set forth above shall be limited precisely as written and shall not be deemed or otherwise construed to constitute a waiver of any other Default or other Event of Default or any other provision of the Credit Agreement or any other Loan Document or to prejudice any right, power or remedy which the Agent or any Lender may now have or may have in the future under or in connection with any such other Default, other Event of Default or other provision of the Credit Agreement or any other Loan Document, all of which rights, power and remedies are hereby expressly reserved by the Agent and the Lenders;
3. Amendments. The Credit Agreement is hereby amended as follows:
(a) §1.1 of the Credit Agreement is amended by amending and restating the following definitions to read in their entirety as follows:
Letter of Credit Facility. The letter of credit facility established pursuant to this Credit Agreement in an aggregate amount equal to the Letter of Credit Amount.
Revolving Credit Loan Facility. The revolving credit loan facility established pursuant to this Credit Agreement in the aggregate amount equal to the Revolving Credit Amount (with unlimited availability for letters of credit).
Total Revolving Credit Commitment. The sum of the Revolving Credit Commitments of the Lenders, as in effect from time to time. The Total Revolving Credit Commitment shall include the revolving credit loan commitment equal to the Revolving Credit Amount (with unlimited availability for letters of credit) and the letter of credit commitment equal to the Letter of Credit Amount.

(b) §1.1 of the Credit Agreement is further amended by inserting therein in the proper alphabetical order the following definitions:
Amendment No. 6. Limited Waiver and Amendment No. 6 to Second Amended and Restated Credit Agreement dated as of the Amendment No. 6 Date by and among the Borrowers , the Lenders signatory thereto and the Agent.
Amendment No. 6 Date. July 27, 2011.
Consent and Release Agreements. Each of the consent and release agreements described on Exhibit G hereto.
Last-Out Participation Purchase Agreement. Last-Out Participation Purchase Agreement, dated as of the Amendment No. 6 Date, between Sun Cantinas Finance, LLC, a Delaware limited liability company, and GE Franchise Finance Commercial LLC, a Delaware limited liability company, as a Lender.
“Letter of Credit Amount”. (a) At all times prior to the Reallocation Effective Time, $25,000,000 and (b) at all times from and after the Reallocation Effective Time, the difference of (i) $25,000,000 minus (ii) the sum of the aggregate purchase price paid for all Supplemental Last-Out Participations, provided, however, that in no event shall the Letter of Credit Amount be less than $22,500,000.
Reallocation Effective Time. The first time at which each of the following conditions has been satisfied:
(a) The Agent shall have received a written request from the Borrowers to increase the Revolving Credit Amount and decrease the Letters of Credit Amount in the same amount specified in such written request (it being understood and agreed the aggregate amount requested in all such written requests may not exceed $2,500,000); and
(b) Parties to the Last-Out Participation Purchase Agreement shall have executed and delivered a last out participation purchase agreement (in form and substance substantially identical to the Last-Out Participation Purchase Agreement) pursuant to which Sun Cantinas Finance, LLC shall have purchased the first Supplemental Last-Out Participation (and the applicable purchase price under such last out participation agreement shall have been paid in full).

“Revolving Credit Amount”. (a) At all times prior to the Reallocation Effective Time, $15,000,000 and (b) at all times from and after the Reallocation Effective Time, the sum of (i) $15,000,000 plus (ii) the sum of the aggregate purchase price paid for all Supplemental Last-Out Participations, provided, however, that in no event shall the Revolving Credit Amount exceed $17,500,000.
“Sixth Amendment Fee”. An amendment fee in an amount equal to $200,000.
(c) §2.1 of the Credit Agreement is amended by replacing the phrase
“the Outstanding amount of Revolving Credit Loans (after giving effect to all amounts requested) shall not at any time exceed $15,000,000”
appearing therein with the phrase
“the Outstanding amount of Revolving Credit Loans (after giving effect to all amounts requested) shall not at any time exceed the Revolving Credit Amount”
“Supplemental Last-Out Participation”. As defined in the Last-Out Participation Purchase Agreement.
(d) §6.1 of the Credit Agreement is amended and restated to read in its entirety as follows:
“6.1 Fees. The Borrowers jointly and severally agree to pay the Agent (i) all fees described in the Fee Letter in accordance with the term thereof and (ii) on the earlier to occur of (A) July 1, 2012 or (B) the date on which the Revolving Credit Commitments are terminated, for the account of the Lenders, a portion of the Sixth Amendment Fee in an amount equal to $100,000 (which is fully earned as of the Amendment No. 6 Date and is non-refundable once paid).”
(e) §14.1 of the Credit Agreement is amended by inserting new clause (x) and new clause (y) therein, which shall read in their entirety as follows:
“(x) The Borrowers shall fail to submit to the Agent and Lenders on or prior to September 15, 2011, a reasonably detailed proposal to restructure Borrowers’ and Parent’s material debt arrangements (the “Comprehensive Restructuring Plan”), accompanied by an officer’s certificates of each of the Borrowers certifying that such Comprehensive Restructuring Plan was prepared on a reasonable basis and in good faith and is based on assumptions believed by the Borrowers to be reasonable at the time made and from the best information then reasonably available to the Borrowers; or

“(y)) (i) failure by (a) the Borrowers, (b) the beneficial holders of a majority in aggregate principal amount of the outstanding 2009 Senior Secured Debt, (c) Majority Lenders, (d) the Requisite Lenders under (and as defined in) the Second A&R Unsecured Credit Agreement, (e) the Requisite Lenders under (and as defined in) the 2009 Parent Debt Documents, and (f) a majority of the holders of Parent common equity interests to negotiate and execute a binding restructuring term sheet, plan support agreement, lock-up agreement or similar agreement containing the substance of the Comprehensive Restructuring Plan or another plan with respect to the Borrowers’ and Parent’s material debt arrangements on or prior to October 31, 2011 (any such agreement, a “Plan Agreement”) (it being understood and agreed that each Lender whose signature is required in order to satisfy the requirements of clause (i) above shall have the right to determine, in its sole discretion, whether or not to execute any such proposed Plan Agreement) or (ii) following the execution of a Plan Agreement, failure by the Borrowers to comply in all material respects with the terms of the Plan Agreement, or to otherwise implement in all material respects the Plan Agreement in accordance with the terms thereof, in each case, which failure continues and has not been cured for a period of 10 days following the Borrowers’ receipt of written notice thereof from the Agent or the Majority Lenders;”
(f) §14.1 of the Credit Agreement is further amended by inserting the following new sentence at the end thereof, which shall read in its entirety as follows:
“Notwithstanding anything to the contrary contained herein, no Default or Event of Default shall occur prior to November 15, 2011 solely by reason of any breach or violation of Article 11 of this Credit Agreement for the measurement period ending on or about September 25, 2011.”
(g) Schedule 1 to the Credit Agreement is amended and restated to read as Schedule 1 hereto.
(h) Exhibit G hereto is inserted in the Credit Agreement as Exhibit G thereto.
4. Conditions. This Agreement shall be effective on the first day on which each of the following conditions precedent have been satisfied:
(a) The Agent shall have received a counterpart signature of the Borrowers and the Lenders to this Agreement;
(b) The Borrowers shall have paid, in immediately available funds, to the Agent for the account of the Lenders, a portion of the Sixth Amendment Fee in an amount equal to $100,000, which is fully earned and non-refundable once paid;
(c) The Borrowers shall deliver all other documents listed on, take all actions set forth on and satisfy all other conditions precedent listed in the Closing Checklist attached hereto as Annex D, all in form and substance, or in a manner, reasonably satisfactory to the Agent;

(d) The Borrowers shall have paid to the Lenders or the Agent, all fees that are due and payable on or before the date hereof and shall have reimbursed the Agent for, or paid directly, all fees, costs and expenses incurred by the Agent’s counsel in connection with the closing of the transactions contemplated hereby;
(e) The Consent and Release Agreements shall have been duly executed and delivered by each of the parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Agent;
(f) The Indenture Amendment shall have been duly executed and delivered by each of the parties thereto;
(g) The Last-Out Participation Purchase Agreement shall have been duly executed and delivered by each of the parties thereto (and the applicable purchase price thereunder shall have been paid in full), shall be in full force and effect and shall be in form and substance satisfactory to the Agent;
(h) The 2011 Parent Debt Document Amendment shall have been duly executed and delivered by each of the parties thereto; and
(i) The 2011 Second A&R Unsecured Credit Agreement Amendment shall have been duly executed and delivered by each of the parties thereto.
5. Representations and Warranties. The Borrowers represent and warrant to the Lenders and the Agent as follows:
(a) The execution, delivery and performance of this Agreement (i) is within the corporate authority of such Person, (ii) has been duly authorized by all necessary corporate proceedings, (iii) does not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any of the Borrowers or any of their Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to any of the Borrowers or any of their Subsidiaries and (iv) does not conflict with any provision of the corporate charter or bylaws of, or any agreement or other instrument binding upon, any of the Borrowers or any of their Subsidiaries.
(b) The execution and delivery of this Agreement will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.
(c) The execution, delivery and performance by each of the Borrowers and their Subsidiaries of this Agreement, does not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

(d) Each of the representations and warranties of any of the Borrowers and their Subsidiaries contained in the Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time and after giving effect to this Agreement (except to the extent that such representations and warranties relate expressly to an earlier date) and, after giving effect to this Agreement, no Default or Event of Default shall have occurred and be continuing.
(e) Neither the Parent nor any of its Subsidiaries is in breach of or in default under any of the following agreements (other than a breach or default which has been, or is, contemporaneously herewith, being, cured or waived):
(i) any Unsecured Term Loan Document;
(ii) any 2009 Parent Debt Documents; or
(iii) any 2009 Senior Secured Debt Documents.
6. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.
7. Continuing Effect of the Credit Agreement. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Agents or the Borrowers under the Credit Agreement and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrowers to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement in similar or different circumstances. This Agreement shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. After the effectiveness of this Agreement, any reference to the Credit Agreement shall mean the Credit Agreement as amended and modified hereby.
8. Release.
(a) In consideration of, among other things, Agent’s and Lenders’ execution and delivery of this Agreement (and without prejudice to the continuing effectiveness of the Loan Documents in accordance with their terms, as amended hereby), each Borrower hereby fully, finally and forever releases, waives, voids, extinguishes, and discharges each Released Parties (as hereinafter defined) from any and all claims (including, without limitation, crossclaims, counterclaims, and rights of setoff and/or recoupment), actions, causes of action, suits, liens, damages and consequential damages, demands, bonds, bills, specialties, controversies, variances, trespasses, judgments, executions, costs, expenses or other claims of whatever nature or kind, in each case whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, now existing, in law, equity, or otherwise, that such Borrower now has against any or all of the Lenders, L/C Issuers and Agent (the Lenders, L/C Issuer and Agent are collectively referred to as the “Lender Parties”) and any Affiliate of any of the Lender Parties acting in any capacity under the Credit Agreement and other Loan Documents, together with each of their respective Affiliates, successors and assigns, and the respective predecessors, successors, assigns and present and former Affiliates (whether by operation of law or otherwise), and each of their respective members, partners, equityholders, officers, directors, employees, representatives, advisors, attorneys, agents and professionals, and any Person claiming by or through any of them in whatever capacity, including other Persons through which such Person may act (collectively, the “Released Parties”), based in whole or in part on facts, whether or not now known, in each case that relate to, arise out of or otherwise are in connection with: (i) any or all of the Loan Documents or transactions contemplated thereby or any actions or omissions in connection therewith, (ii) any aspect of the dealings or relationships between or among any or all of the Borrowers, on the one hand, and any or all of the Released Parties, on the other hand, relating to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof, or (iii) any aspect of the dealings or relationships between or among any or all of the equity holders of the Borrowers, on the one hand, and the Released Parties, on the other hand, but only to the extent such dealings or relationships relate to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof (collectively, the “Released Claims”).
(b) Each Borrower hereby further agrees and covenants not to at any time sue, instigate, institute, cause to institute, assist in instituting or permit to be instituted by, through or on its behalf, in whatever capacity including, but not limited to, through other Persons or entities through which Borrowers may act, any legal, equitable or administrative proceedings or to otherwise allege or assert any Released Claims against any of the Released Parties.
(c) Each Borrower further agrees and acknowledges that this release shall bar and extinguish any and all Released Claims against the Released Parties whether asserted by, through, on behalf of or under such Borrower, in whatever capacity, in each case without further act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Person. In addition, each Borrower further agrees and covenants not to aid, abet, assist, instruct, consent to or counsel any third party in asserting any Released Claim against any Released Parties.
(d) To the extent that, notwithstanding the Illinois choice of law provisions in Section 9 of this Agreement, California law is deemed to apply to the release provisions set forth herein, each Borrower represents and warrants that it is fully aware of California Civil Code Section 1542, which provides as follows:
SECTION 1542. GENERAL RELEASE. A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Each Borrower hereby knowingly and voluntarily waives and relinquishes the provisions, rights and benefits of California Civil Code Section 1542 and all similar federal or state laws, rights, rules, or legal principles of any other jurisdiction that may be applicable herein, and any rights it may have to invoke the provisions of any such law now or in the future with respect to the Released Claims being released pursuant to this Agreement, and each Borrower hereby agrees and acknowledges that this is an essential term of the releases set forth herein. In connection with such releases, each Borrower acknowledges that it is aware that it or its attorneys or others may hereafter discover Released Claims or facts presently unknown or unsuspected in addition to or different from those which they now know or believe to be true with respect to the subject matter of the Released Claims being released pursuant to this Agreement. Nevertheless, it is the intention of the Borrowers in executing this Agreement to fully, finally, and forever settle and release the Released Claims.
(e) The provisions of this Section shall survive the termination of this Agreement, the Credit Agreement, the other Loan Documents and payment in full of the Obligations.
(f) None of the foregoing provisions of this Section 8 shall apply in any way to the right of the Borrowers to enforce their rights and the obligations of the Agent and the Lenders under the Credit Agreement, based upon facts arising after the Amendment No. 6 Date.
9. Applicable Law. THIS AGREEMENT IS A CONTRACT UNDER THE LAWS OF THE STATE OF ILLINOIS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE OF ILLINOIS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW).
10. Headings. Headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.
11. Loan Document. This Agreement shall constitute a Loan Document.
12. Reaffirmation. Each of the Borrowers hereby confirms its respective guarantees, pledges, grants of security interests and mortgages and other obligations, as applicable, under and subject to the terms of each of the other Loan Documents to which it is party, and agrees that, notwithstanding the effectiveness of this Agreement, such guarantees, pledges, grants of security interests and mortgages and other obligations, and the terms of each of the other Loan Documents to which it is a party, are not impaired or affected in any manner whatsoever and shall continue to be in full force and effect after giving effect to this Agreement.
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IN WITNESS WHEREOF, the parties hereto have caused this Limited Waiver and Amendment No. 6 to Second Amended and Restated Revolving Credit Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

REAL MEX RESTAURANTS, INC.
ACAPULCO RESTAURANTS, INC.
EL TORITO FRANCHISING COMPANY
EL TORITO RESTAURANTS, INC.
TARV, INC.
ACAPULCO RESTAURANT OF VENTURA, INC.
ACAPULCO RESTAURANT OF WESTWOOD, INC.
ACAPULCO MARK CORP.
MURRAY PACIFIC
ALA DESIGN, INC.
REAL MEX FOODS, INC.
ACAPULCO RESTAURANT OF DOWNEY, INC.
ACAPULCO RESTAURANT OF MORENO VALLEY, INC.
EL PASO CANTINA, INC.
CKR ACQUISITION CORP.
CHEVYS RESTAURANTS, LLC

By:
Name:
Title:
Signature Page to
Limited Waiver and Amendment No.6 to Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Limited Waiver and Amendment No. 6 to Second Amended and Restated Revolving Credit Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent

By:
Name:
Title: Authorized Signatory

GE FRANCHISE FINANCE COMMERCIAL LLC, a Delaware limited liability company, as a Lender

By:
Name:
Title: Authorized Signatory
Signature Page to
Limited Waiver and Amendment No.6 to Credit Agreement

PARENT ACKNOWLEDGMENT, CONSENT AND REAFFIRMATION AND RELEASE
Section 1. Acknowledgment, Consent and Reaffirmation
Parent hereby acknowledges the receipt of the above Limited Waiver and Amendment No. 6 to Second Amended and Restated Revolving Credit Agreement and consents to the terms and provision thereof, and hereby (i) confirms and reaffirms all of its guarantees, pledges, grants of security interests and other obligations and undertakings under the Parent Guaranty, the applicable Stock Pledge Agreement and each of the other Loan Documents to which it is a party and (ii) acknowledges and agrees that subsequent to, and after taking account of the provisions of the above Limited Waiver and Amendment No. 6 to Second Amended and Restated Revolving Credit Agreement, such guarantees, pledges, grants of security interests and other obligations and undertakings and the terms of each such Loan Documents are not impaired or affected in any manner whatsoever and shall continue to be in full force in accordance with the terms thereof.
Parent hereby represents and warrants that (a) it has full capacity and right to make and perform this Acknowledgment, Consent and Reaffirmation, and all necessary authority has been obtained; (b) this Acknowledgment, Consent and Reaffirmation constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally; (c) the making and performance of this Acknowledgment, Consent and Reaffirmation does not and will not violate the provisions of any applicable law, regulation or order, and does not and will not result in the breach of, or constitute a default or require any consent under, any material agreement, instrument, or document to which it is a party or by which it or any of its property may be bound or affected; and (d) all consents, approvals, licenses and authorizations of, and filings and registrations with, any governmental authority required under applicable law and regulations for the making and performance of this Acknowledgment, Consent and Reaffirmation have been obtained or made and are in full force and effect.
Section 2. Release
In consideration of, among other things, Agent’s and Lenders’ execution and delivery of the above Limited Waiver and Amendment No. 6 to Second Amended and Restated Revolving Credit Agreement (and without prejudice to the continuing effectiveness of the Loan Documents in accordance with their terms, as amended thereby), Parent hereby fully, finally and forever releases, waives, voids, extinguishes, and discharges each Released Parties (as hereinafter defined) from any and all claims (including, without limitation, crossclaims, counterclaims, and rights of setoff and/or recoupment), actions, causes of action, suits, liens, damages and consequential damages, demands, bonds, bills, specialties, controversies, variances, trespasses, judgments, executions, costs, expenses or other claims of whatever nature or kind, in each case whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, now existing, in law, equity, or otherwise that Parent now has against any or all of the Lenders, L/C Issuers and Agent (the Lenders, L/C Issuer and Agent are collectively referred to as the “Lender Parties”) and any Affiliate of any of the Lender Parties acting in any capacity under the Credit Agreement and other Loan Documents, together with each of their respective Affiliates, successors and assigns, and the respective predecessors, successors, assigns and present and former Affiliates (whether by operation of law or otherwise), and each of their respective members, partners, equityholders, officers, directors, employees, representatives, advisors, attorneys, agents and professionals, and any Person claiming by or through any of them in whatever capacity, including other Persons through which such Person may act (collectively, the “Released Parties”), based in whole or in part on facts, whether or not now known, in each case that relate to, arise out of or otherwise are in connection with: (i) any or all of the Loan Documents or transactions contemplated thereby or any actions or omissions in connection therewith, (ii) any aspect of the dealings or relationships between or among Parent, on the one hand, and any or all of the Released Parties, on the other hand, relating to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof, or (iii) any aspect of the dealings or relationships between or among any or all of the equity holders of Parent, on the one hand, and the Released Parties, on the other hand, but only to the extent such dealings or relationships relate to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof (collectively, the “Released Claims”).
Parent hereby further agrees and covenants not to at any time sue, instigate, institute, cause to institute, assist in instituting or permit to be instituted by, through or on its behalf, in whatever capacity including, but not limited to, through other Persons or entities through which Parent may act, any legal, equitable or administrative proceedings or to otherwise allege or assert any Released Claims against any of the Released Parties.
Parent further agrees and acknowledges that this release shall bar and extinguish any and all Released Claims against the Released Parties whether asserted by, through, on behalf of or under such Parent, in whatever capacity, in each case without further act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Person. In addition, Parent further agrees and covenants not to aid, abet, assist, instruct, consent to or counsel any third party in asserting any Released Claim against any Released Parties.
To the extent that, notwithstanding the Illinois choice of law provisions in Section 9 of the above Limited Waiver and Amendment No. 6 to Second Amended and Restated Revolving Credit Agreement, California law is deemed to apply to the release provisions set forth herein, Parent represents and warrants that it is fully aware of California Civil Code Section 1542, which provides as follows:
SECTION 1542. GENERAL RELEASE. A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Parent hereby knowingly and voluntarily waives and relinquishes the provisions, rights and benefits of California Civil Code Section 1542 and all similar federal or state laws, rights, rules, or legal principles of any other jurisdiction that may be applicable herein, and any rights it may have to invoke the provisions of any such law now or in the future with respect to the Released Claims being released pursuant to this Section, and Parent hereby agrees and acknowledges that this is an essential term of the releases set forth herein. In connection with such releases, Parent acknowledges that it is aware that it or its attorneys or others may hereafter discover Released Claims or facts presently unknown or unsuspected in addition to or different from those which it now knows or believes to be true with respect to the subject matter of the Released Claims being released pursuant to this Section. Nevertheless, it is the intention of Parent in executing this Acknowledgment, Consent and Reaffirmation and Release to fully, finally, and forever settle and release the Released Claims.
The provisions of this Section shall survive the termination of this Acknowledgment, Consent and Reaffirmation and Release, the Credit Agreement, the other Loan Documents and payment in full of the Obligations.
None of the foregoing provisions of this Section shall apply in any way to the right of Parent to enforce its rights and the obligations of the Agent and the Lenders under the Credit Agreement, based upon facts arising after the Amendment No. 6. Date.
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Executed this  _____  day of July, 2011.

RM RESTAURANT HOLDING CORP.

By:

Name:

Title:

Signature Page to
Parent Acknowledgment, Consent and Reaffirmation and Release

ANNEX A
Indenture Amendment
(to be attached)

ANNEX B

Specified Defaults
1	§14.1(c): Breach of §9.5.1 as a result of the failure to promptly notify the Agent in writing of the occurrence of Defaults and Events of Default described in paragraphs 2 through 7 below
2.	§14.1(c): Breach of §11.1 as a result of the Leverage Ratio being greater than 6.00 to 1.00 for the period ending June 26, 2011.
3.	§14.1(c): Breach of §11.2 as a result of the Adjusted Leverage Ratio being greater than 7.25 to 1.00 for the period ending June 26, 2011.
4.	§14.1(c): Breach of §11.3 as a result of the Interest Coverage Ratio being less than 1.10 to 1.00 for the period ending June 26, 2011.
5.	§14.1(c): Breach of §11.5 as a result of the Consolidated Cash Flow being less than $32,000,000 for the period ending June 26, 2011.
6.
§14.1(d) and §14.1(e): Breach of §9.10 as a result of defaults under the 2009 Senior Secured Debt Documents, the Unsecured Term Loan Documents and the 2009 Parent Debt Documents, which defaults have been waived by the applicable holders under the 2009 Senior Secured Debt Documents, the Unsecured Term Loan Documents and the 2009 Parent Debt Documents.

7.
§14.1(f)(i)(B): Cross-default as a result of non-payment defaults by Borrower under the 2009 Senior Secured Debt Documents and the Unsecured Term Loan Documents, which defaults have been waived by the applicable holders under the 2009 Senior Secured Debt Documents and the Unsecured Term Loan Documents.

8.	§14.1(s): Cross-default as a result of the defaults by the Parent under the 2009 Parent Debt Documents, which defaults have been waived by the applicable holders under the 2009 Parent Debt Documents.

ANNEX C

Waiver and Amendments
(i)
Limited Waiver and Second Amendment to Credit Agreement, dated as of the Amendment No. 6 Date, among Parent, Wilmington Trust, National Association (successor to Wilmington Trust FSB), as administrative agent, Cocina Funding Corp LLC, as a Lender, and Sun Cantinas, LLC, as a Lender.

(ii)
Limited Waiver and First Amendment to Second Amended and Restated Credit Agreement, dated as of the Amendment No. 6 Date, among Parent, Real Mex, Wilmington Trust, National Association (successor to Wilmington Trust FSB), as administrative agent, and Z Capital Special Situations Fund Holdings I, L.L.C., as a Lender.

ANNEX D
Closing Checklist
(attached)

EXHIBIT G
Consent and Release Agreements
(i)
Consent and Release Agreement, dated as of Amendment No. 6 Date, Special Value Continuation Partners, LP, Tennenbaum Opportunities Partners V, LP, J.P. Morgan Investment Management Inc., and the Credit Suisse entities listed on Schedule I attached thereto, as Consenting Parties, Agent and Lenders party thereto.

(ii)
Consent and Release Agreement, dated as of Amendment No. 6 Date, by Cocina Funding Corp LLC, Sun Cantinas, LLC, and Wilmington Trust, National Association (successor to Wilmington Trust FSB), as administrative agent, as Consenting Parties, in favor of Lenders, L/C Issuer and Agent.

(iii)
Consent and Release Agreement, dated as of Amendment No. 6 Date, by Z Capital Special Situations Fund Holdings I, L.L.C. and Wilmington Trust, National Association (successor to Wilmington Trust FSB), as administrative agent, as Consenting Parties, in favor of Lenders, L/C Issuer and Agent.

Schedule 1
Lenders; Revolving Credit Commitments; Revolving Credit Commitment Percentages

		Revolving		Revolving
	Revolving	Credit	Revolving	Credit
	Credit	Commitment	Credit	Commitment
	Commitments	Percentages for	Commitments	Percentages for
	for Revolving	Revolving	for Letter of	Letter of Credit
Lenders	Credit Facility	Credit Facility	Credit Facility	Facility
GE Franchise Finance Commercial LLC 8377 East Hartford Drive, Suite 200, Scottsdale, Arizona 85255	Revolving Credit Amount	100.00%	Letter of Credit Amount	100.00%
Totals:	Revolving Credit Amount	100.00%	Letter of Credit Amount	100.00%